                                                                      EXHIBIT 12

                      KEMPER CORPORATION AND SUBSIDIARIES
                             CONTINUING OPERATIONS

         COMPUTATION OF RATIO OF CONSOLIDATED EARNINGS TO FIXED CHARGES
                             (DOLLARS IN THOUSANDS)

                                                                YEAR ENDED DECEMBER 31,
                                               ----------------------------------------------------------
                                                 1993         1992         1991        1990        1989
                                               ---------    ---------    --------    --------    --------
Earnings (loss) before income tax...........   $(109,147)   $(274,871)   $112,095    $(58,302)   $191,156
Add (deduct):
  Fixed charges.............................     105,053      110,781     120,855     161,559     142,468
  Other.....................................      (1,709)         912      (3,615)    (10,335)     (2,943)
                                               ---------    ---------    --------    --------    --------
Earnings (loss) before income tax, as
  adjusted..................................   $  (5,803)   $(163,178)   $229,335    $ 92,922    $330,681
                                               ---------    ---------    --------    --------    --------
                                               ---------    ---------    --------    --------    --------
Fixed Charges:
  Interest and amortization of debt
    expense.................................   $  84,040    $  92,977    $102,062    $142,337    $119,714
  Portion of rents representative of
    interest factor.........................      21,013       17,456      18,261      17,717      14,045
  Increase in redemption value of
    subsidiary's redeemable securities......          --           --          --          --       6,824
  Preferred stock dividend requirements of
    subsidiary..............................          --          348         532       1,505       1,885
                                               ---------    ---------    --------    --------    --------
Total fixed charges.........................   $ 105,053    $ 110,781    $120,855    $161,559    $142,468
                                               ---------    ---------    --------    --------    --------
                                               ---------    ---------    --------    --------    --------
Ratio of consolidated earnings from
  continuing operations to fixed charges....       (0.06)       (1.47)       1.90        0.58        2.32
                                               ---------    ---------    --------    --------    --------
                                               ---------    ---------    --------    --------    --------

         COMPUTATION OF RATIO OF CONSOLIDATED EARNINGS TO FIXED CHARGES
           EXCLUDING INTEREST EXPENSE ON COLLATERALIZED BORROWINGS OF
                        SECURITIES BROKERAGE OPERATIONS
                             (DOLLARS IN THOUSANDS)

                                                                YEAR ENDED DECEMBER 31,
                                               ----------------------------------------------------------
                                                 1993         1992         1991        1990        1989
                                               ---------    ---------    --------    --------    --------
Earnings (loss) before income tax...........   $(109,147)   $(274,871)   $112,095    $(58,302)   $191,156
Add (deduct):
  Fixed charges.............................      64,927       64,357      66,639      91,620      68,089
  Other.....................................      (1,709)         912      (3,615)    (10,335)     (2,943)
                                               ---------    ---------    --------    --------    --------
Earnings (loss) before income tax, as
  adjusted..................................   $ (45,929)   $(209,602)   $175,119    $ 22,983    $256,302
                                               ---------    ---------    --------    --------    --------
                                               ---------    ---------    --------    --------    --------
Fixed charges:
  Interest and amortization of debt
    expense.................................   $  43,914    $  46,553    $ 47,846    $ 72,398    $ 45,335
  Portion of rents representative of
    interest factor.........................      21,013       17,456      18,261      17,717      14,045
  Increase in redemption value of
    subsidiary's redeemable securities......          --           --          --          --       6,824
  Preferred stock dividend requirements of
    subsidiary..............................          --          348         532       1,505       1,885
                                               ---------    ---------    --------    --------    --------
Total fixed charges.........................   $  64,927    $  64,357    $ 66,639    $ 91,620    $ 68,089
                                               ---------    ---------    --------    --------    --------
                                               ---------    ---------    --------    --------    --------
Ratio of consolidated earnings from
  continuing operations to fixed charges....       (0.71)       (3.26)       2.63        0.25        3.76
                                               ---------    ---------    --------    --------    --------
                                               ---------    ---------    --------    --------    --------